Exhibit 10.1
December __, 2006
_________________________
_________________________
_________________________
_________________________
Dear _____________________:
     We are very pleased to inform you that Endocare’s Board of Directors has approved a retention payment to you upon the following terms:
•	If you continue to be employed by Endocare through the date on which Endocare files its Annual Report on Form 10-K for the year ending December 31, 2007 (the “Retention Date”), then Endocare will make a retention payment to you in the amount of $___________, less any applicable withholding amounts (the “Retention Payment”);

•	Except as provided in the last bullet point below, if you cease to be employed by Endocare for any reason on or before the Retention Date (including, without limitation, any termination of your employment by Endocare, with or without cause, or by you, with or without good reason), then you no longer will be eligible to receive the Retention Payment;

•	Subject to your continued employment through the Retention Date as set forth above, the Retention Payment will be paid to you within 30 days of the Retention Date; and

•	If a Change in Control (as defined in your employment agreement with Endocare) occurs before the Retention Date and in connection with or following such Change in Control there occurs prior to the Retention Date either a termination of your employment by Endocare without Cause (as defined in your employment agreement) or by you for Good Reason (as defined in your employment agreement), then you shall remain entitled to receive the Retention Payment within 30 days of the Retention Date.
     This letter agreement shall become effective upon the date of your signature below. This letter agreement does not modify or otherwise affect any rights or obligations under any preexisting agreement between you and Endocare, all of which shall remain in full force and effect. Your employment continues to be “at will.” Please countersign and date this letter agreement below and return the fully-signed letter agreement to Suzanne Ryberg as soon as possible.

Very truly yours, ENDOCARE, INC.
By:
Name:
Title:

ACCEPTED AND AGREED:
_____________________________
[Name of Employee]
Date:_________________________